SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549



                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  April 27, 1995




                      IES INDUSTRIES INC.
    (Exact name of registrant as specified in its charter)





    Iowa                              1-9187               42-1271452
(State or other jurisdiction        (Commission         (I.R.S. Employer
 of incorporation)                   File No.)           Identification No.)



IES Tower, Cedar Rapids, Iowa                                 52401
(Address of principal executive offices)                   (Zip Code)



Registrant's  telephone number, including area code:  319-398-4411


Item 5.  Other Events.

      The Iowa Utilities Board (Board) held a public agenda meeting on April 25, 1995, to discuss the issues in IES
Utilities' (Utilities) pending electric pricing case. Utilities is a wholly-owned utility subsidiary of the registrant. Based on the Company's interpretation of the Board's discussion, the Board will require annual reductions in electric revenues of $15 million to $20 million. As a result of the Board's meeting, Utilities has recorded a pretax reserve for refunds of approximately $8 million, or 16 cents per share, as of March 31, 1995.

       Reference is made to Note 3(a) of the Notes to Consolidated Financial Statements included in the registrant's
Form 10-K for the year 1994.

      The Press Release announcing the registrant's first quarter earnings is attached hereto and incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     99  IES Industries Inc. Press Release dated April 27, 1995.


                          SIGNATURES



      Pursuant to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      IES INDUSTRIES INC.
                                         (Registrant)




                          By /s/      Blake O. Fisher, Jr.
                                          (Signature)
                                      Blake O. Fisher, Jr.
                                    Executive Vice President
                                   & Chief Financial Officer


Date  April 27, 1995